Exhibit 99.1

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Appeals Court Affirms Shire’s Vyvanse® (lisdexamfetamine dimesylate) Patents Are Valid Until 2023

Ruling bars generic versions of Vyvanse from entering market until patents expire

Lexington, Mass. – September 24, 2015 – Shire plc (LSE: SHP, NASDAQ: SHPG) announces today that the Court of Appeals of the Federal Circuit has upheld the summary judgment ruling of the U.S. District Court for the District of New Jersey that certain claims of the patents protecting Vyvanse® (lisdexamfetamine dimesylate) are valid.

Shire’s lawsuit included all of the known pharmaceutical manufacturers that filed Abbreviated New Drug Applications (ANDAs) with the U.S. Food and Drug Administration (FDA) seeking to market generic versions of Vyvanse, along with their Active Pharmaceutical Ingredient (API) manufacturer of lisdexamfetamine dimesylate API. The ANDA-defendants are Actavis LLC/Actavis Elizabeth LLC; Amneal Pharmaceuticals, LLC; Mylan Pharmaceuticals Inc./Mylan Inc.; Roxane Laboratories Inc.; and Sandoz Inc. The API manufacturer and supplier to each of the ANDA-defendants is Johnson Matthey Inc./Johnson Matthey Pharmaceutical Materials.

The ruling prevents the ANDA defendants from launching generic versions of Vyvanse until the expiration of these patents in 2023. The defendants may move for rehearing at the Federal Circuit, or may file a petition at the U.S. Supreme Court.

“We are extremely pleased that the Federal Circuit affirmed the District Court’s ruling that the patents are valid, which further confirms that Shire has strong patents protecting Vyvanse,” said Mark Enyedy, Interim General Counsel, Shire.

The Court of Appeals of the Federal Circuit affirmed the District Court’s summary judgment ruling that 18 patent claims from four of the FDA Orange Book-listed patents for Vyvanse are valid. The ANDA defendants’ infringement of these claims was not contested on appeal. These patent claims cover Vyvanse’s active ingredient, the lisdexamfetamine dimesylate compound, and a method of using lisdexamfetamine dimesylate for the treatment of ADHD.

As to the API-manufacturer, the Court of Appeals of the Federal Circuit found that Johnson Matthey was not “liable for the API it sold the ANDA defendants up to this point” because it did not submit an ANDA.

What is Vyvanse?

Vyvanse is a prescription medicine used for the treatment of Attention-Deficit/Hyperactivity Disorder (ADHD) in patients 6 years and above. Vyvanse is not for weight loss. It is not known if Vyvanse is safe and effective for the treatment of obesity.

IMPORTANT SAFETY INFORMATION

Vyvanse is a federally controlled substance (CII) because it can be abused or lead to dependence. Keep Vyvanse in a safe place to prevent misuse and abuse. Selling or giving away Vyvanse may harm others, and is against the law.

Vyvanse is a stimulant medicine. Tell the doctor if you or your child have ever abused or been dependent on alcohol, prescription medicines, or street drugs.

Who should not take Vyvanse?

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

Do not take Vyvanse if you or your child is:

•	taking or has taken an anti-depression medicine called a monoamine oxidase inhibitor (MAOI) within the past 14 days.

•	sensitive or allergic to, or had a reaction to other stimulant medicines.

Problems that can occur while taking Vyvanse. Tell the doctor:

•	if you or your child have heart problems or heart defects, high blood pressure, or a family history of these problems. This is important because sudden death has occurred in people with heart problems or defects, and sudden death, stroke and heart attack have happened in adults. Since increases in blood pressure and heart rate may occur, the doctor should regularly check these during treatment. Call the doctor right away if you or your child have any signs of heart problems such as chest pain, shortness of breath, or fainting while taking Vyvanse.

•	if you or your child have mental problems, or a family history of suicide, bipolar illness, or depression. This is important because new or worsening behavior and thought problems or bipolar illness may occur. New symptoms such as seeing or hearing things that are not real, believing things that are not true, being suspicious, or having new manic symptoms may occur. Call the doctor right away if there are any new or worsening mental symptoms during treatment.

•	if you or your child have circulation problems in fingers and toes (peripheral vasculopathy, including Raynaud’s phenomenon). Fingers or toes may feel numb, cool, painful, sensitive to temperature and/or change color from pale, to blue, to red. Call the doctor right away if any signs of unexplained wounds appear on fingers or toes while taking Vyvanse.

•	if your child is having slowing of growth (height and weight); Vyvanse may cause this serious side effect. Your child should have his or her height and weight checked often while taking Vyvanse. The doctor may stop treatment if a problem is found during these check-ups.

•	if you or your child is pregnant, breast-feeding, or plan to become pregnant or breast-feed.

What are possible side effects of Vyvanse?

The most common side effects of Vyvanse reported in ADHD studies include:

• anxiety	• dry mouth	• trouble sleeping
• decreased appetite	• irritability	• upper stomach pain
• diarrhea	• loss of appetite	• vomiting
• dizziness	• nausea	• weight loss

For additional safety information, click here for Prescribing Information and Medication Guide and discuss with your doctor.

Vyvanse® (lisdexamfetamine dimesylate) is a registered trademark of Shire LLC. Vyvanse is available in 10, 20, 30, 40, 50, 60 and 70 mg capsules.

About Shire

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We focus on providing treatments in Rare Diseases, Neuroscience, Gastrointestinal and Internal Medicine and are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas, such as Ophthalmics.

www.shire.com

For further information please contact:

Investor Relations

Matthew Osborne

Mattosborne@shire.com

+1 781 482 9502

Sarah Elton-Farr

seltonfarr@shire.com

+44 1256 894157

Media

Michele Galen

mgalen@shire.com

+1 781 482 1867

Gwen Fisher

gfisher@shire.com

+1 781 482 9649

THE “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included in this announcement that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, that:

•	Shire’s products may not be a commercial success;

•	product sales from ADDERALL XR and INTUNIV are subject to generic competition;

•	the failure to obtain and maintain reimbursement, or an adequate level of reimbursement, by third-party payers in a timely manner for Shire's products may affect future revenues, financial condition and results of operations;

•	Shire conducts its own manufacturing operations for certain of its products and is reliant on third party contract manufacturers to manufacture other products and to provide goods and services. Some of the Shire’s products or ingredients are only available from a single approved source for manufacture. Any disruption to the supply chain for any of the Shire’s products may result in Shire being unable to continue marketing or developing a product or may result in Shire being unable to do so on a commercially viable basis for some period of time;

•	the manufacture of Shire’s products is subject to extensive oversight by various regulatory agencies. Regulatory approvals or interventions associated with changes to manufacturing sites, ingredients or manufacturing processes could lead to significant delays, an increase in operating costs, lost product sales, an interruption of research activities or the delay of new product launches;

•	Shire has a portfolio of products in various stages of research and development. The successful development of these products is highly uncertain and requires significant expenditures and time, and there is no guarantee that these products will receive regulatory approval;

•	the actions of certain customers could affect Shire's ability to sell or market products profitably. Fluctuations in buying or distribution patterns by such customers can adversely affect Shire’s revenues, financial conditions or results of operations;

•	investigations or enforcement action by regulatory authorities or law enforcement agencies relating to Shire’s activities in the highly regulated markets in which it operates may result in significant legal costs and the payment of substantial compensation or fines;

•	adverse outcomes in legal matters and other disputes, including Shire’s ability to enforce and defend patents and other intellectual property rights required for its business, could have a material adverse effect on Shire’s revenues, financial condition or results of operations;

•	Shire faces intense competition for highly qualified personnel from other companies and organizations. Shire is undergoing a corporate reorganization and was the subject of an unsuccessful acquisition proposal and the consequent uncertainty could adversely affect Shire’s ability to attract and/or retain the highly skilled personnel needed for Shire to meet its strategic objectives;

•	failure to achieve Shire’s strategic objectives with respect to the acquisition of NPS Pharmaceuticals, Inc. may adversely affect Shire’s financial condition and results of operations; and other risks and uncertainties detailed from time to time in Shire’s filings with the US Securities and Exchange Commission, including its most recent Annual Report on Form 10-K.